Exhibit 23.3

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 9, 2021, with respect to the financial statements of the Coconut Water Line of Live Zola, LLC, appearing in the Current Report on Form 8-K/A of Arcadia Biosciences, Inc. filed on August 2, 2021. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ CohnReznick LLP

Los Angeles, California

April 21, 2022